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                            CONNER PERIPHERALS, INC.

                                  EXHIBIT 21.1

                              Registered Entities

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CORPORATIONS                                            REGISTERED OWNER(S)
- ------------                                            -------------------
Conner Peripherals, Inc. (CPI)                                   N/A
Conner Peripherals (U.K.) Limited (CPUK)                         CPI
Conner Peripherals GmbH (GMBH)                                   CPI
Conner Peripherals Singapore, Ltd. (in Cayman Islands)  (CPS)    CPI
  Conner Peripherals Pte. Ltd. (in Singapore)  (CPPL)            CPS
     Conner Peripherals Malaysia Sdn. Bhd. (CPM)                 CPPL
       Conner Finance Limited (in Cayman Islands)                CPM
Conner Peripherals K.K.  (KK)                                    CPI
Conner Peripherals Europe S.p.A. (CPE)                           CPI
Conner Peripherals France S.a.r.l. (CPF)                         CPI
Conner Peripherals (U.K.) Sales Limited                          CPI
Conner Peripherals Korea, Ltd. (CPK)                             CPI
Conner Peripherals (Hong Kong) Limited (CPHK)                    CPI
  Conner Peripherals China Holding Company (CPCHC)               CPS/CPHK
     Conner Shenzhen Peripherals Co. Ltd.                        CPCHC/Shenzhen
                                                                          CPC
Conner Technology International Limited                          CPI
Archive (Singapore) Pte. Ltd. (in Singapore)                     CPS
Archive Europe Ltd. (AEL)                                        CPI
  Archive U.K. Ltd.                                              AEL
Archive France S.a.r.l.                                          CPI
Optimem, Inc.                                                    CPI/Xerox*
Archive Peripherals Asia Pacific Pte. Ltd. (APA) (in Singapore)  CPI
Arcada Holdings, Inc. (AHI)                                      CPI*
  Arcada Software, Inc.                                          AHI

BRANCHES
- --------

Conner Peripherals Pte. Ltd., Taiwan Branch (CPT)                CPPL
Archive Peripherals Asia Pacific Pte. Ltd., Taiwan Branch        APA
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* - Minority interest held by certain individuals.